As filed with the Securities and Exchange Commission on June 3, 2003
                                                     Registration No. 333-36585


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                               DONEGAL GROUP INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       23-2424711
-----------------------------               -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (888) 877-0600
              ----------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)



                          Donald H. Nikolaus, President
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (888) 877-0600
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                            Kathleen M. Shay, Esquire
                                Duane Morris LLP
                             4200 One Liberty Place
                           Philadelphia, PA 19103-7396
                                 (215) 979-1000

                          DEREGISTRATION OF SECURITIES

         Pursuant to a Form S-3 Registration Statement (File No. 333-36585) filed with the Securities and Exchange Commission (the "SEC") on September 26, 1997, as amended by Post-Effective Amendment No. 1 to Form S-3 Registration Statement filed with the SEC on October 19, 2000, Donegal Group Inc. (the "Company") registered 1,000,000 shares of its previously authorized common stock in connection with the Donegal Group Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Of this amount, the Company sold a total of 237,986 shares of common stock under the Plan.

         Effective as of the close of business on April 19, 2001, the Company, pursuant to stockholder approval, (i) reclassified its previously authorized common stock into Class B common stock, (ii) effected a reverse stock split, as the result of which each three shares of previously authorized common stock were converted into one share of Class B common stock, (iii) authorized 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A common stock and (iv) declared a dividend of two shares of Class A common stock to be paid on each share of the Class B common stock outstanding at the close of business on April 19, 2001. In connection with the reverse stock split and the stock dividend, the Plan was terminated.

         On April 30, 2001 in connection with a Form S-3 Registration Statement (File No. 333-59828), the Company, pursuant to Rule 457(p) under the Securities Act of 1933, offset the full amount of the filing fee payable in connection with such registration statement against $2,707.00 paid by the Company in connection with the Form S-3 Registration Statement (File No. 333-36585) filed on September 26, 1997 with regard to the Plan, under which the offering had terminated. Pursuant to Rule 457(p), upon the occurrence of such offset, 446,700 of the shares of common stock registered under Registration Statement No. 333-36585 and associated with the registration fee offset amount of $2,707.00 were deemed deregistered.

         Pursuant to the undertakings included in Item 17 of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on October 19, 2000 and as required by Item 512 of Regulation S-K of the Securities Act of 1933, the Company hereby deregisters and removes from registration the remaining 315,314 shares of common stock registered under Registration Statement No. 333-36585 that remain unsold under the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on June 3, 2003.

                                                              DONEGAL GROUP INC.


                                                  By: /s/ Donald H. Nikolaus
                                                  ----------------------------
                                                  Donald H. Nikolaus, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature                                    Title                                Date
               _________                                    _____                                ____



/s/ Donald H. Nikolaus
------------------------------------            President, Chief Executive Officer            June 3, 2003
Donald H. Nikolaus                                       and a Director
                                                 (principal executive officer)


/s/ Ralph G. Spontak
------------------------------------           Senior Vice President, Chief Financial         June 3, 2003
Ralph G. Spontak                                     Officer and Secretary
                                                      (principal financial
                                                    and accounting officer)


              *                                             Director                          June 3, 2003
------------------------------------
Patricia A. Gilmartin


              *                                             Director                          June 3, 2003
------------------------------------
Philip H. Glatfelter, II



              *                                             Director                          June 3, 2003
------------------------------------
R. Richard Sherbahn







                                       2


              *                                             Director                          June 3, 2003
------------------------------------
Robert S. Bolinger


                                                        Director                          June  , 2003
------------------------------------
John J. Lyons



*By: /s/ Ralph G. Spontak
    -------------------------------------
    Ralph G. Spontak, as attorney in fact



 *Signed pursuant to power of attorney